UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2009
VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction	(Commission	(I.R.S. Employer incorporation
of organization)	File Number)	or Identification Number)
379 OYSTER POINT BOULEVARD, SUITE 10, SOUTH SAN FRANCISCO, CALIFORNIA 94080
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (650) 624-1000
349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VaxGen, Inc. (the “Company”) approved the amendment and restatement of James P. Panek’s executive employment agreement (the “Prior Employment Agreement”), effective February 1, 2009 (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement supersedes all prior employment agreements between Mr. Panek and the Company, including the Prior Employment Agreement, which was most recently amended in March 2008 to clarify the manner in which it was exempt from Section 409A of the Internal Revenue Code of 1986, as amended.
In connection with the Amended and Restated Employment Agreement, effective February 1, 2009 (the “Effective Date”), Mr. Panek has agreed to resign as Chief Executive Officer and will reduce his full-time schedule to a part-time schedule of at least 25 hours per week. Mr. Panek will continue to serve as the Company's President and principal financial officer. Under the Prior Employment Agreement, such changes in title and associated changes in base salary would have entitled Mr. Panek to resign for “good reason” and receive $386,100 in severance benefits.
The Amended and Restated Employment Agreement provides for a one-time cash payment by the Company to Mr. Panek in the amount of $193,050 (the “Cash Payment”), upon his execution of a general release of claims against the Company by February 28, 2009. The Cash Payment is being provided to Mr. Panek in consideration for his agreement to reduce his time commitment from full-time to part-time with a commensurate reduction in salary without triggering the right to severance benefits of $386,100 under the Prior Employment Agreement.
Under the Amended and Restated Employment Agreement, Mr. Panek will receive a reduced annual base salary of $195,000, equivalent to 50% of his previous base salary. Mr. Panek will be entitled to participate in the Company’s employee benefit plans in effect from time to time, and will accrue paid time off at a rate equal to 62.5% of the full-time rate that would apply if he worked a full-time schedule.
Under the Amended and Restated Employment Agreement, Mr. Panek is an at-will employee. However, if Mr. Panek is terminated without “cause” by the Company or resigns for “good reason” (as each is defined in the Amended and Restated Employment Agreement), he will be entitled to, among other benefits required by applicable law, (i) a lump sum payment of $193,050 and (ii) immediate vesting of all of his unvested shares of Company stock options or other equity awards then-held by Mr. Panek (collectively, the “Severance Benefits”). These severance benefits are identical to Mr. Panek’s severance benefits under the Prior Employment Agreement except for the 50% reduction in severance amount. As a condition of and prior to receipt of the Severance Benefits, Mr. Panek must execute a general release of claims against the Company within sixty days of his termination date.
The above description, which summarizes the material terms of the Amended and Restated Employment Agreement, is not complete. Please read the full text of the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 23, 2009, the Compensation Committee approved an annual bonus in the amount of $58,500 for James P. Panek, related to his performance in 2008 as President and Chief Executive Officer of the Company (the “2008 Bonus”). The 2008 Bonus represents 50% of Mr. Panek’s bonus potential under the Prior Employment Agreement.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Executive Employment Agreement for James P. Panek, effective February 1, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: January 29, 2009	By:	/s/ James P. Panek
James P. Panek
President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Executive Employment Agreement for James P. Panek, effective February 1, 2009.